UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

KURA ONCOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Kura Oncology, Inc. Annual Meeting of Stockholders Thursday, June 5, 2025 at 8:30 AM Pacific Time Annual Meeting to be held live via the Internet You must register to attend the meeting online and/or participate at www.proxydocs.com/KURA. For a convenient way to view proxy materials, VOTE, and learn how to attend the meeting, go to www.proxydocs.com/KURA. To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. If you want to receive a paper or e-mail copy of the proxy material, you must request one. You will not otherwise receive a paper or e-mail copy. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 23, 2025. SEE REVERSE FOR FULL AGENDA Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K Important Notice Regarding The Availability Of Proxy Materials For The Stockholders Meeting To Be Held On June 5, 2025 For Stockholders Of Record As Of April 7, 2025 To order paper materials, use one of the following methods: Internet: www.investorelections.com/KURA Call: 1-866-648-8133Email: paper@investorelections.com If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved Kura Oncology, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE:"FOR" all of the nominees for director listed below and "FOR" proposals 2, 3 and 4 PROPOSAL 1. Election of three Class II directors for three-year terms: 1.01 Helen Collins, M.D. 1.02 Thomas Malley 1.03 Carol Schafer 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. 3. Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the proxy statement. 4. Approval of an amendment to our Amended and Restated 2014 Equity Incentive Plan. 5. To transact any other business as may properly come before the meeting or any adjournment or postponement there